BY-LAWS OF
                      DISCOVER CREDIT CORP.
                          AS AMENDED TO
                        FEBRUARY 6, 1996



                        TABLE OF CONTENTS
                                                             Page

ARTICLE I

                             OFFICES

SectiSection 1.  Registered Office.. . . . . . . . . . . . . .  1
SectiSection 2.  Other Offices.. . . . . . . . . . . . . . . .  1

ARTICLE II
                    MEETINGS OF STOCKHOLDERS

     Section 1.  Place of Meetings.. . . . . . . . . . . . . .  1
     Section 2.  Annual Meeting of Stockholders. . . . . . . .  1
     Section 3.  Quorum; Adjourned Meetings and Notice Thereof  1
     Section 4.  Voting. . . . . . . . . . . . . . . . . . . .  2
     Section 5.  Proxies.. . . . . . . . . . . . . . . . . . .  3
     Section 6.  Special Meetings. . . . . . . . . . . . . . .  3
     Section 7.  Notice of Stockholders' Meetings. . . . . . .  4
     Section 8.  Maintenance and Inspection of Stockholder
                 List. . . . . . . . . . . . . . . . . . . . .  4
     Section 9.  Stockholder Action by Written Consent
                 Without a Meeting.. . . . . . . . . . . . . .  5

ARTICLE III
                            DIRECTORS

     Section 1.  Number and Qualification of Directors.. . . .  5
     Section 2.  Vacancies.. . . . . . . . . . . . . . . . . .  6
     Section 3.  Powers. . . . . . . . . . . . . . . . . . . .  7
     Section 4.  Regular Meetings. . . . . . . . . . . . . . .  7
     Section 5.  Special Meetings. . . . . . . . . . . . . . .  7
     Section 6.  Quorum. . . . . . . . . . . . . . . . . . . .  7
     Section 7.  Action Without Meeting. . . . . . . . . . . .  8
     Section 8.  Telephone Meetings. . . . . . . . . . . . . .  8
     Section 9.  Committees of Directors.. . . . . . . . . . .  8
     Section 10. Executive Committee.. . . . . . . . . . . . . 10
     Section 12. Compensation of Directors.. . . . . . . . . . 12
     Section 13. Indemnification.. . . . . . . . . . . . . . . 12

ARTICLE IV
                            OFFICERS

     Section 1.  Officers. . . . . . . . . . . . . . . . . . . 13
     Section 2.  Election of Officers. . . . . . . . . . . . . 14
     Section 3.  Subordinate Officers. . . . . . . . . . . . . 14
     Section 4.  Term of Office; Removal and Vacancies.. . . . 14
     Section 5.  President.. . . . . . . . . . . . . . . . . . 14
     Section 6.  Vice Presidents.. . . . . . . . . . . . . . . 15
     Section 7.  Executive Vice President. . . . . . . . . . . 15
     Section 8.  Secretary.. . . . . . . . . . . . . . . . . . 16
     Section 9.  Assistant Secretaries.. . . . . . . . . . . . 16
     Section 10. Treasurer.. . . . . . . . . . . . . . . . . . 16
     Section 11. Assistant Treasurers. . . . . . . . . . . . . 17
     Section 12. Controller. . . . . . . . . . . . . . . . . . 18
     Section 13. Assistant Controllers.. . . . . . . . . . . . 18

ARTICLE V
                      CERTIFICATES OF STOCK

     Section 1.  Certificates. . . . . . . . . . . . . . . . . 19
     Section 2.  Signatures on Certificates. . . . . . . . . . 19
     Section 3.  Statement of Stock Rights, Preferences,
                 Privileges. . . . . . . . . . . . . . . . . . 19
     Section 4.  Lost, Stolen or Destroyed Certificates. . . . 20
     Section 5.  Transfers of Stock. . . . . . . . . . . . . . 21
     Section 6.  Record Date.. . . . . . . . . . . . . . . . . 21
     Section 7.  Registered Stockholders.. . . . . . . . . . . 22

ARTICLE VI
                       GENERAL PROVISIONS

     Section 1.  Dividends.. . . . . . . . . . . . . . . . . . 22
     Section 2.  Payment of Dividends; Directors; Duties.. . . 22
     Section 3.  Checks. . . . . . . . . . . . . . . . . . . . 23
     Section 4.  Fiscal Year.. . . . . . . . . . . . . . . . . 23
     Section 5.  Corporate Seal. . . . . . . . . . . . . . . . 23
     Section 6.  Manner of Giving Notice.. . . . . . . . . . . 23
     Section 7.  Waiver of Notice. . . . . . . . . . . . . . . 23

ARTICLE VII
                           AMENDMENTS

     Section 1.  Amendment by Directors of Stockholders. . . . 24

                            ARTICLE I

                             OFFICES

     Section 1. Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

     Section 2. Other Offices. The Corporation may have offices at such other places within the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require; however, at no time may the Corporation have offices outside the State of Delaware.

                           ARTICLE II
                    MEETINGS OF STOCKHOLDERS

     Section 1. Place of Meetings. All meetings of the stockholders shall be held at any place within or without the State of Delaware as shall be designated from time to time by the board of directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the Corporation.

     Section 2. Annual Meeting of Stockholders. An annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors. At each annual meeting directors shall be elected and any other proper business may be transacted.

     Section 3. Quorum; Adjourned Meetings and Notice Thereof. A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

     Section 4. Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of law, the Certificate of Incorporation or these By-Laws, a different vote is required in which case such express provision shall govern and control the decision of such question.

     Section 5. Proxies. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him or her by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. All proxies must be filed with the secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Each stockholder shall have one vote for each share of stock having voting power, registered in his or her name on the books of the Corporation on the record date set by the board of directors as provided in
Article V, Section 6 hereof. All elections shall be had and all questions decided by a plurality vote.

     Section 6. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the president and shall be called by the president or the secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 7. Notice of Stockholders' Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given, which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation.

     Section 8. Maintenance and Inspection of Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 9. Stockholder Action by Written Consent Without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                           ARTICLE III
                            DIRECTORS

     Section 1. Number and Qualification of Directors. The board of directors shall consist of a minimum of two (2) and a maximum of fifteen (15) directors. The number of directors shall be fixed or changed from time to time, within the minimum and maximum, by the then appointed directors. The number of directors which shall constitute the initial board shall be seven
(7). The directors need not be stockholders. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article III, and each director elected shall hold office until his or her successor is elected and qualified; provided, however, that unless otherwise restricted by the Certificate of Incorporation or by law, any director or the entire board of directors may be removed, either with or without cause, from the board of directors at any meeting of stockholders by a majority of the stock represented and entitled to vote thereat.

     Section 2. Vacancies. Vacancies on the board of directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election of directors and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

     Section 3. Powers. The property and business of the Corporation shall be managed by or under the direction of its board of directors. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the board of directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

     Section 4. Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by the board.

     Section 5. Special Meetings. Special meetings of the board of directors may be called by the president on twenty-four hours' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or the secretary in like manner and on like notice on the written request of two directors.

     Section 6. Quorum. At all meetings of the board of directors a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the board of directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these By-Laws. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 7. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board of directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board of directors or committee.

     Section 8. Telephone Meetings. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

     Section 9. Committees of Directors. The board of directors, at its annual meeting, or any adjournment thereof, shall elect from among its members, by the vote of a majority of its members, an Executive Committee and an Audit Committee, which shall be the standing committees of the Corporation. The board of directors also shall designate the chairman of each such committee.

     The board of directors, by the vote of a majority of its members, may remove the chairman or any member of any committee, and may fill from among the directors vacancies in any committee caused by the death, resignation or removal of any person elected thereto.

     Each standing committee may determine its own rules of procedure, consistent with these By-Laws. Meetings of any standing committee may be called upon direction of the president or the chairman of the committee. Written or telegraphic notice of each committee meeting shall be given to each member of the committee by personal delivery or by mail or telegram addressed to him or her at such director's usual business address at least twenty-four hours prior to the meeting in the case of notice by telephone, telegram or personal delivery, and at least two days (excluding Saturdays, Sundays and holidays) prior to the meeting in case of notice by mail. At meetings of each standing committee, the presence of a majority of the members of such committee shall be necessary to constitute a quorum for the transaction of business, and, if a quorum is present at any meeting, the action taken by a majority of the members present shall be the act of the committee. Each standing committee shall keep a record of its acts and proceedings and all action shall be reported to the board of directors at the next meeting of the board of directors following such action.

     Section 10. Executive Committee. The Executive Committee shall consist of not less than two members as from time to time shall be prescribed by the board of directors and shall hold office until their respective successors are elected.

     The Executive Committee, unless otherwise provided by resolution of the board of directors, shall have and may exercise, during the time between meetings of the board of directors, all the powers and perform all the duties of the board of directors except that said Committee shall have no authority as to the following matters: (i) the submission to stockholders of any action that needs stockholders' authorization under the General Corporation Law of the State of Delaware; (ii) the amendment of the Certificate of Incorporation or the amendment or repeal of these By-Laws or the adoption of new By-Laws;
(iii) the amendment or repeal of any resolution of the board of directors which by its terms shall not be so amendable or repealable; (iv) action in respect of dividends to stockholders; (v) election of officers or the designation of members of committees of the board of directors or the filling of vacancies in the board of directors or in any committee of the board of directors; and (vi) any action which the president shall by written instrument filed with the secretary designate as a matter which should be considered by the board of directors. Action taken by the Executive Committee shall be subject to revision or alteration by the board of directors, provided that rights or acts of third parties vested or taken in reliance on such action prior to any such revision or alteration shall not be adversely affected by such revision or alteration. The secretary of the Corporation, or in his absence any person as may be designated by the chairman of the Executive Committee, shall act as secretary of the Executive Committee and keep the minutes of all meetings.

     Section 11. Audit Committee. The Audit Committee shall consist of not less than two directors who are not engaged in the day to day operations of the Corporation, as from time to time shall be prescribed by the board of directors, who shall hold office until their respective successors are elected.

     The Audit Committee shall report annually to the board of directors and recommend independent public accountants for appointment by the Board to audit the books, records and accounts of the Corporation and to perform such other duties as the board of directors may from time to time prescribe. The Committee shall review all recommendations made by the Corporation's independent public accountants to the board of directors with respect to the accounting methods used by the Corporation, the system of internal control followed and non-audit services, and shall advise the board of directors with respect thereto. The Committee shall also have authority to examine and make recommendations to the board of directors with respect to the scope of the audit conducted by the Corporation's independent public accountants and with respect to non-audit services.

     The Audit Committee shall review the audit plans and results of the Corporation's internal audit function and shall report to the board of directors with respect thereto.

     Section 12. Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     Section 13. Indemnification. The Corporation shall indemnify every person who was or is a party or is or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, to the full extent permitted by applicable law. Expenses incurred by a person who is or was a director or officer of the Corporation in appearing at, participating in or defending any such action, suit or proceeding shall be paid by the Corporation upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized by this Section 13. The rights to indemnification and to the advancement of expenses conferred in this Section 13 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, any agreement, vote of stockholders or disinterested directors or otherwise.

                           ARTICLE IV
                            OFFICERS

     Section 1. Officers. The officers of the Corporation shall be chosen by the board of directors and shall include a president, a vice president, a secretary, a treasurer and a controller. The Corporation may also have at the discretion of the board of directors such other officers as are desired, one or more executive vice presidents, additional vice presidents, one or more assistant secretaries, one or more assistant treasurers, one or more assistant controllers and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article IV. In the event there are two or more vice presidents, then one or more may be designated as executive vice president, senior vice president, vice president marketing, or other similar or dissimilar title. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provide.

     Section 2. Election of Officers. The board of directors, at its first meeting after each annual meeting of stockholders, shall choose the officers of the Corporation.

     Section 3. Subordinate Officers. The board of directors may appoint such other officers and agents, as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

     Section 4. Term of Office; Removal and Vacancies. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the board of directors may be removed at any time, either with or without cause, by the board of directors. If the office of any officer or officers becomes vacant for any reason, the vacancy may be filled by the board of directors.

     Section 5. President. The president shall be the chief executive officer of the Corporation; shall preside at meetings of the stockholders and of the board of directors; and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and officers of the Corporation. He or she shall have the general powers and duties of management usually vested in the office of president and chief executive officer of corporations, and shall have such other powers and duties as may be prescribed by the board of directors or these By-Laws.

     Section 6. Vice Presidents. In the absence or disability of the president, the vice presidents in order of their rank as fixed by the board of directors, or if not ranked, the vice president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the board of directors.

     Section 7. Executive Vice President. The Executive Vice-President, if appointed, shall be in charge of the Corporation's principal office in New Castle, Delaware, and shall in the absence or disability of the president perform the duties and exercise the powers of the president and shall have such other authority as shall be prescribed by the president or by resolution of the board of directors. Should no executive vice president be designated, such powers as provided by this Section 7 shall be exercised by the president.

     Section 8. Secretary. The secretary shall record the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the board of directors. He or she shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or these By-Laws. He or she shall keep in safe custody the seal of the Corporation, and affix the same to any instrument requiring it, and when so affixed it shall be attested by his or her signature or by the signature of an assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

     Section 9. Assistant Secretaries. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, or if there be no such determination, the assistant secretary designated by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

     Section 10. Treasurer. The treasurer, if such an officer is elected, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the board of directors. He or she shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his or her transactions as treasurer and of the financial condition of the Corporation. If required by the board of directors, he or she shall give the Corporation a bond (which shall be renewed every six years), in such sum and with such surety or sureties as shall be satisfactory to the board of directors, for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

     Section 11. Assistant Treasurers. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, or if there be no such determination, the assistant treasurer designated by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

     Section 12. Controller. The controller shall have general charge, control and supervision over the accounting and auditing affairs of the Corporation. He or she shall have the responsibility for the preparation and maintenance of the books of account and of the accounting records and papers of the Corporation; shall have responsibility for the custody and safekeeping of all permanent records and papers of the Corporation; shall supervise the preparation of all financial statements and reports on the operation and condition of the business; shall have responsibility for the establishment of financial procedures, records, and forms used by the Corporation; shall have responsibility for the filing of all financial and tax reports and returns required by law; shall render to the president, executive vice president, or the board of directors, whenever they may require, an account of his or her transactions as controller; and in general shall have such other powers and perform such other duties as are incident to the office of controller and as from time to time may be prescribed by the board of directors or the president.

     Section 13. Assistant Controllers. The assistant controller, or if there shall be more than one, the assistant controllers in the order determined by the board of directors, or if there be no such determination, the assistant controller designated by the board of directors, shall, in the absence or disability of the controller, perform the duties and exercise the powers of the controller and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                            ARTICLE V
                      CERTIFICATES OF STOCK

     Section 1. Certificates. Every holder of stock of the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the president or a vice president, and by the secretary or an assistant secretary, or the treasurer or an assistant treasurer of the Corporation, certifying the number of shares represented by the certificate owned by such stockholder in the Corporation.

     Section 2. Signatures on Certificates. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

     Section 3. Statement of Stock Rights, Preferences, Privileges. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     Section 4. Lost, Stolen or Destroyed Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 5. Transfers of Stock. Upon surrender to the Corporation, or the transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 6. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

     Section 7. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

                           ARTICLE VI
                       GENERAL PROVISIONS

     Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

     Section 2. Payment of Dividends; Directors; Duties. Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any such reserve.

     Section 3. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the board of directors may from time to time designate.

     Section 4. Fiscal Year. The fiscal year of the Corporation shall begin on January 1 in 1995, and thereafter shall begin on the day after the Saturday closest to December 31 in each year, and shall end on the Saturday closest to December 31 in 1995 each year thereafter.

     Section 5. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     Section 6. Manner of Giving Notice. Whenever, under the provisions of the Certificate of Incorporation or of these By-Laws or as required by law, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.

     Section 7. Waiver of Notice. Whenever any notice is required to be given by law or under the provisions of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                           ARTICLE VII
                           AMENDMENTS

     Section 1. Amendment by Directors of Stockholders. These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such special meeting; provided, however, that the authority to alter, amend or repeal these By-Laws or to adopt new By-Laws shall not extend to the board of directors with respect to the provisions of Section 2 of Article I
(or any comparable provision relating to offices of the Corporation). If the power to adopt, amend or repeal these By-Laws is conferred upon the board of directors by the Certificate of Incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal these By-Laws.